Exhibit 3.313

ARTICLES OF ENTITY CONVERSION

WILMINGTON TREATMENT CENTER, INC.

TO

WILMINGTON TREATMENT CENTER, LLC

The undersigned, on behalf of the corporation named below, pursuant to Section 13.1-722.9 of the Virginia Stock Corporation Act, states as follows:

1. The name of the corporation immediately prior to the filing of these Articles of Entity Conversion is Wilmington Treatment Center, Inc.

2. The corporation shall convert to a Virginia limited liability company and its name shall be Wilmington Treatment Center, LLC.

3. Pursuant to § 13.1-722.10 of the Virginia Stock Corporation Act, the Plan of Conversion is attached as Exhibit A.

4. The Conversion of the corporation has been approved by the board of directors and sole shareholder of the corporation.

5. The corporation has 100 shares of common stock outstanding and 100 shares are entitled to vote.

6. The Conversion shall be effective at 11:59 p.m. (EST) on December 28, 2015.

[signature on following page]

Dated as of this 22nd day of December, 2015.

WILMINGTON TREATMENT CENTER, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary

Exhibit A

Plan of Conversion

PLAN OF CONVERSION

OF

WILMINGTON TREATMENT CENTER, INC.

TO

WILMINGTON TREATMENT CENTER, LLC

Pursuant to the provisions of the Virginia Stock Corporation Act, the undersigned, desiring to convert a domestic corporation into a domestic limited liability company, does hereby certify as follows:

1. On or as of the “Effective Time” (as described below), Wilmington Treatment Center, Inc. (the “Corporation”), a Virginia corporation, shall convert into and continue its existence as Wilmington Treatment Center, LLC (the “LLC”), a Virginia limited liability company (the “Conversion”).

2. The undersigned intends that (i) this Plan of Conversion constitutes a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Conversion shall qualify as a complete liquidation of the Corporation under Section 332 of the Code and Treasury regulations thereunder.

3. Upon the filing of the Articles of Entity Conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the Conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the Conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the Conversion.

4. As a result of the Conversion and without any action on the part of the Corporation’s sole shareholder, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

5. The Articles of Organization of the LLC are attached as Exhibit A hereto.

6. Notification of the approval of the Conversion shall be deemed to be the execution of the Operating Agreement by the sole member of the LLC, Comprehensive Addiction Programs, Inc.

7. The Conversion shall be effective at 11:59 p.m. (EST) on December 28, 2015 (the “Effective Time”).

[Signature Page Follows]

Dated December 22nd, 2015.

WILMINGTON TREATMENT CENTER, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

EXHIBIT A

ARTICLES OF ORGANIZATION

(Please see attached.)

S593521 - 0

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, DECEMBER 28, 2015

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

WILMINGTON TREATMENT CENTER, INC.

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective December 28, 2015.

When the certificate becomes effective, WILMINGTON TREATMENT CENTER, INC. is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

Wilmington Treatment Center, LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Mark C. Christie
Commissioner

CNVRLACT

CIS0368

15-12-23-1205

I Certify the Following from the Records of the Commission:
The foregoing is a true copy of all business entity documents on file in the Clerk’s Office of the Commission relating to Wilmington Treatment Center, LLC, a VIRGINIA limited liability company.
Nothing more is hereby certified.
Signed and Sealed at Richmond on this Date:
January 19, 2016
Joel H. Peck, Clerk of the Commission
CISDJD